Exhibit 99.1

Investor Contact:	Media Contact:
Winnie Smith 770.829.8478	Emily Edmonds 770.829.8755
investor.relations@globalpay.com	media.relations@globalpay.com

Global Payments Announces Agreements to Acquire Worldpay and Divest Issuer Solutions

•	Simplifies business model and positions Global Payments as a leading pure play commerce solutions provider for merchants of all sizes with extensive global scale

•	Diversifies market position with best-in-class capabilities to serve ecommerce and enterprise customers, while expanding integrated and embedded payment offerings for platform and software partners

•	Amplifies global distribution channels and provides an attractive installed base of customers for Global Payments’ leading SMB payment technology and commerce enablement solutions, including Genius POS offerings

•	Accelerates growth and significantly enhances financial strength and scale with expected pro forma adjusted net revenue of approximately $12.5 billion, adjusted EBITDA of approximately $6.5 billion, processing $3.7 trillion of payments volume globally

•	Compelling value creation with significant expected expense synergies of $600 million, revenue synergies of at least $200 million and adjusted earnings per share accretion in the first year post close

•	Company provides preliminary results for the first quarter of 2025 and reaffirms full year 2025 outlook

ATLANTA -- April 17, 2025 -- Global Payments Inc. (NYSE: GPN), a leading worldwide provider of payment technology and software solutions, today announced definitive agreements to divest its Issuer Solutions business to FIS for $13.5 billion and acquire Worldpay from GTCR and FIS for a net purchase price of $22.7 billion, or total value of $24.25 billion including $1.55 billion of anticipated tax assets. This reflects a 12.3x adjusted EBITDA multiple for Issuer Solutions and an 8.5x adjusted EBITDA multiple for Worldpay on a net basis inclusive of run-rate synergies.

Global Payments and Worldpay provide highly complementary payments, software and commerce enablement solutions to merchants and partners worldwide. On a combined basis, the company will have extensive global reach and scale, serving more than 6 million customers and enabling approximately 94 billion transactions and $3.7 trillion in volume across more than 175 countries. The transaction positions Global Payments as a leading merchant solutions provider, with exposure to the most attractive geographies and verticals and capabilities to serve the full merchant spectrum, from SMB to enterprise, and all manner of software and platform providers globally.

“Today marks a defining day for Global Payments and a pivotal milestone in our journey to become the worldwide partner of choice for commerce solutions. The acquisition of Worldpay and divestiture of Issuer Solutions further sharpen our strategic focus and simplify Global Payments as a pure play merchant solutions business with significantly expanded capabilities, extensive scale, greater market access and an enhanced financial profile,” said Cameron Bready, chief executive officer.

Bready continued, “Global Payments and Worldpay bring together highly complementary capabilities and distribution networks, creating significant opportunities for the combined business to accelerate growth, amplify investment in innovation and elevate client and partner experiences with best-in-class solutions. This transaction provides us with one of the world’s most feature rich platforms to support ecommerce and enterprise customers across key high growth geographies and verticals, while also enhancing our integrated and embedded capabilities to deliver seamless solutions to software and platform providers worldwide.”

Bready concluded, “We could not be more excited about the future, as we bring together Global Payments and Worldpay and establish a strategic partnership with FIS. These transactions enhance our strengths, open new growth opportunities and accelerate our transformation, which we expect will drive significant value for our customers, partners, team members and shareholders.”

“We are excited to enter this next phase of Worldpay’s evolution by uniting with Global Payments to create something special in the payments industry," said Charles Drucker, chief executive officer at Worldpay. "Our solutions will enhance value for our customers, especially for Worldpay’s small and medium-sized businesses. The combination of Global Payments and Worldpay brings together two strong teams with similar histories, a shared culture of innovation and deep payments expertise. I am thrilled about the new opportunities this transaction brings for both of our businesses and our team members worldwide."

Compelling Strategic Rationale and Value Creation

Leading Pure Play Commerce Solutions Provider: The transactions further simplify Global Payments’ business, positioning the company as a leading pure play merchant solutions provider at scale with world class distribution channels serving many of the highest-growing areas in payments. Combined, Global Payments and Worldpay will provide cutting-edge solutions to more than 6 million customers across the merchant spectrum, while enabling 94 billion transactions and $3.7 trillion in payment volume annually.

Delivering Innovative Payments and Software Solutions Across the Full Spectrum of Customers: The combination brings together Global Payments’ differentiated merchant solutions focused on SMB customers with Worldpay’s world class capabilities for ecommerce and enterprise clients, positioning the combined business to deliver end-to-end payment solutions and leading customer experiences for merchants of all types and sizes globally.

Diversifying Business Mix and Strengthening Ecommerce and Integrated Offerings: Worldpay brings best-in-class ecommerce capabilities with exposure to high growth verticals allowing Global Payments to further diversify its business to better serve digital native customers. The transaction also expands Global Payments’ integrated and embedded capabilities for software and platform partners, adding Worldpay’s Payrix solution to complement its existing offerings. Combined, Global Payments will have leading offerings across an array of operating models supporting software and platform partners worldwide.

Amplifying Distribution and Expanding Installed Customer Base: The combination enhances and further diversifies distribution globally, while also providing an expansive installed base of customers. Worldpay’s existing SMB customers will benefit from an expanded portfolio of capabilities, including Global Payments’ Genius POS offering and its extensive suite of commerce enablement solutions.

Establishing Strategic Partnership with FIS: As part of the transaction, Global Payments and FIS will also establish a commercial relationship to bring a comprehensive suite of solutions, including core banking, treasury management, embedded commerce, issuer processing, risk and fraud and merchant solutions to partners on a global basis.

Enhanced Financial Profile: The combined company is expected to have pro forma 2025 annual adjusted net revenue and adjusted EBITDA of approximately $12.5 billion and $6.5 billion, respectively, inclusive of run-rate expense synergies. Global Payments expects to retain its investment grade credit ratings at closing, and to reduce adjusted net leverage to 3.0x within 18 to 24 months.

Significant Value Creation Opportunities: The transaction is expected to be modestly accretive in year one post close and mid to high single digit accretive thereafter. The combination of Global Payments and Worldpay is expected to deliver approximately $600 million of annual run-rate cost synergies over three years post closing, primarily through combining business operations, technology infrastructure, and other scale efficiencies. The transaction will unlock additional value through anticipated run-rate revenue synergies of at least $200 million over the same timeframe, as the combined business capitalizes on its strengths across ecommerce, integrated and embedded payments, software and commerce enablement solutions, amplifies its investment in new product and innovation, and leverages its expansive distribution footprint globally.

Transaction Details

The proposed divestiture of Issuer Solutions and acquisition of Worldpay will occur simultaneously. The divestiture of Issuer Solutions to FIS will be executed for cash and FIS’ stake in Worldpay. Global Payments will acquire the remaining stake in Worldpay from GTCR for a combination of cash and stock in Global Payments. The transaction is subject to customary cash, debt and working capital adjustments.

The cash consideration payable in Global Payments’ acquisition of Worldpay will be financed with a combination of cash proceeds from the sale of Issuer Solutions and cash on the balance sheet and new debt raised. Global Payments has obtained committed bridge financing and plans to issue $7.7 billion of debt between signing and closing which will be used to replace the bridge commitment and refinance Worldpay’s outstanding debt. GTCR will receive shares in Global Payments at a price of $97.00, representing approximately 15% of Global Payments’ outstanding shares on a pro forma basis.

At closing, Global Payments expects net leverage of approximately 3.5x and to retain investment grade ratings of BBB-/Baa3 Stable/BBB Stable. Global Payments expects to reduce leverage to 3.0x within 18 to 24 months.

Timing and Approvals

The transactions are subject to receipt of required regulatory approvals and other customary closing conditions and expected to close in the first half of 2026.

Preliminary First Quarter 2025 Results and Guidance Update

Global Payments is providing a preliminary preview of its financial results for the first quarter of 2025. Global Payments currently expects to report first quarter 2025 results consistent with the outlook it provided during its February 13 earnings call, including:

•	Total company adjusted net revenue of $2,205 million, representing constant currency growth of over 5%, excluding dispositions, and adjusted operating margin expansion of approximately 70 basis points, or approximately 40 basis points excluding dispositions.
•	Merchant Solutions adjusted net revenue of $1,692 million, representing constant currency growth of approximately 6%, excluding dispositions.
•	Issuer Solutions adjusted net revenue of $529 million, representing constant currency growth of approximately 3%.

Adjusted earnings per share is expected to be $2.69, including share based compensation, or $2.83, excluding share based compensation. This reflects adjusted earnings per share growth of approximately 10% on a constant currency basis.

For the full year 2025, Global Payments is reaffirming its outlook for adjusted net revenue, adjusted operating margin and adjusted earnings per share.

The company will release first quarter 2025 financial results before the market opens on Tuesday, May 6, 2025 and will host a live audio webcast to discuss these results at 7:30 a.m. EDT. All interested parties may access the audio webcast via the investor relations page of the company’s website at investors.globalpayments.com. A replay of the webcast will also be available after the event.

Conference Call and Webcast

Global Payments will host a conference call today, April 17, 2025 at 7:30 a.m. EDT to discuss the transactions. The audio webcast can be accessed via the investor relations page of the company’s website at investors.globalpayments.com. A replay of the audio webcast will be archived on the company's website following the live event.

Non-GAAP Financial Measures and Preliminary Results

Global Payments includes in this news release certain preliminary non-GAAP financial measures, including adjusted net revenue, adjusted operating margin, and adjusted EPS. Management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations. Additionally, management uses these non-GAAP financial measures, together with other metrics, to set goals for and measure the performance of the business and to determine incentive compensation. These preliminary non-GAAP financial measures reflect management's judgment of particular items, may not be comparable to similarly titled measures reported by other companies, and should be considered in addition to, and not as substitutes for, the GAAP measures. The preliminary non-GAAP financial performance included in this press release reflects management’s current estimates. We have provided a preliminary range for these metrics, but we have not yet completed the closing procedures for the quarter and our independent registered public accounting firm has not yet reviewed the financial statements for this period or the estimates in this press release. Accordingly, our expected results for this period reflect management’s current estimates and are subject to change pending finalization, and actual results could differ materially as we finalize such results. In particular, as discussed under Note 1-Basis of Presentation and Summary of Significant Accounting Policies in the company’s Annual Report on Form 10-K for the year ended December 31, 2024, the preparation of our financial statements in accordance with GAAP requires management to make estimates and assumptions and to perform quantitative and qualitative assessments over time.

Adjusted net revenue excludes gross-up related payments associated with certain lines of business to reflect economic benefits to the company. On a GAAP basis, these payments are presented gross in both revenues and operating expenses. Management believes adjusted net revenue more closely reflects the economic benefits to the company’s core business and allows for better comparisons with industry peers.

Adjusted EPS excludes acquisition-related amortization expense, acquisition, integration and separation expense, gain or losses in business divestitures, business transformation activities, facilities exit charges, and certain other items. The tax rate used in determining the income tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.

About Global Payments

Global Payments Inc. (NYSE: GPN) is a leading payments technology company delivering innovative software and services to our customers globally. Our technologies, services and team member expertise allow us to provide a broad range of solutions that enable our customers to operate their businesses more efficiently across a variety of channels around the world.

Headquartered in Georgia with approximately 27,000 team members worldwide, Global Payments is a Fortune 500® company and a member of the S&P 500 with worldwide reach spanning North America, Europe, Asia Pacific and Latin America. For more information, visit company.globalpayments.com and follow Global Payments on X, LinkedIn and Facebook.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and geographies in which we operate, and beliefs of and assumptions made by our management, involve risks, uncertainties and assumptions that could significantly affect the financial condition, results of operations, business plans and the future performance of Global Payments, including Worldpay following the transaction. Actual events or results might differ materially from those expressed or forecasted in these forward-looking statements. Accordingly, we cannot guarantee that our plans and expectations will be achieved. Furthermore, as more fully discussed under “Non-GAAP Financial Measures and Preliminary Results” we have not yet completed closing procedures for the first quarter ended March 31, 2025 and our independent registered public accounting firm has not reviewed the financial statements for this period or the estimates in this press release. Accordingly, our expectation of our results for the period reflect management’s current estimates and are subject to change pending finalization, and actual results could differ materially as we finalize such results. Examples of forward-looking statements include, but are not limited to, statements we make regarding our estimated financial and operating results for the first quarter of 2025, management’s expectations regarding future plans, objectives and goals; market and growth opportunities; statements regarding the strategic rationale and anticipated benefits of the transaction; and other statements regarding our future financial performance and Global Payments’ plans, objectives, expectations and intentions. Statements can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “intends,” “expects,” “could,” “should,” “will,” “would,” or words of similar meaning. Although we believe that the plans and expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our plans and expectations will be attained, and therefore actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. In addition to factors previously disclosed in Global Payments’ reports filed with the SEC and those identified elsewhere in this presentation, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the occurrence of any event, change or other circumstances that could give rise to the right of one or more of the parties to terminate the transaction agreements; the outcome of any legal proceedings that may be instituted against Worldpay, Global Payments, or its directors; the ability to obtain regulatory approvals and meet other closing conditions to the transaction on a timely basis or at all, including the risk that regulatory approvals required for the transaction are not obtained on a timely basis or at all, or are obtained subject to conditions that are not anticipated or that could adversely affect Global Payments following the transaction or the expected benefits of the transaction; risks related to the financing in connection with the transaction; difficulties and delays in integrating the Worldpay business into that of Global Payments, including with respect to implementing controls to prevent a material security breach of any internal systems or to successfully manage credit and fraud risks in business units; failing to fully realize anticipated cost savings and other anticipated benefits of the transaction when expected or at all; business disruptions from the proposed transaction that will harm Global Payments’ or Worldpay’s businesses, including current plans and operations; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction, including as it relates to Global Payments’ or Worldpay’s ability to successfully renew existing client contracts on favorable terms or at all and obtain new clients; failing to comply with the applicable requirements of Visa, Mastercard or other payment networks or card schemes or changes in those requirements; the ability of Global Payments or Worldpay to retain and hire key personnel; the diversion of management’s attention from ongoing business operations; uncertainty as to the long-term value of the common stock of Global Payments following the transaction, including the dilution caused by Global Payments’ issuance of additional shares of its common stock in connection with the transaction; the continued availability of capital and financing following the transaction; the effects of global economic, political, market, health and social events or other conditions; the imposition of tariffs and other trade policies and the resulting impacts on market volatility and global trade; macroeconomic pressures and general uncertainty regarding the overall future economic environment; foreign currency exchange, inflation and rising interest rate risks; the effect of a security breach or operational failure on our business; the ability to maintain Visa and Mastercard registration and financial institution sponsorship; the continued availability of capital and financing; increased competition in the markets in which we operate and our ability to increase our market share in existing markets and expand into new markets; our ability to safeguard our data; risks associated with our indebtedness; the potential effect of climate change including natural disasters; the effects of new or changes in current laws, regulations, credit card association rules or other industry standards on us or our partners and customers, including privacy and cybersecurity laws and regulations; and other events beyond our control, and other factors included in the “Risk Factors” section in our most recent Annual Report on Form 10-K and in other documents that we file with the SEC, which are available at https://www.sec.gov. These cautionary statements qualify all of our forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements. Our forward-looking statements speak only as of the date they are made and should not be relied upon as representing our plans and expectations as of any subsequent date. While we may elect to update or revise forward-looking statements at some time in the future, we specifically disclaim any obligation to publicly release the results of any revisions to our forward-looking statements, except as required by law.